Exhibit 99.1

VAALCO ENERGY RECEIVES EXPECTED NYSE NOTICE REGARDING LATE FORM 10-K FILING

HOUSTON – April 7, 2023 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) ("VAALCO" or the "Company") today announced that, as expected, on April 3, 2023 it received a notice from the New York Stock Exchange (“the NYSE”) that the Company was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual, because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (its “Form 10-K”) with the Securities and Exchange Commission (the “SEC”) on or prior to the due date thereof or by the extended filing due date provided by Rule 12b-25. Such notices are routinely issued by the NYSE when there are late filings with the SEC.

The NYSE informed VAALCO that, under NYSE rules, the Company has six months from the Form 10-K due date to file the 2022 Form 10-K with the SEC and can regain compliance with the NYSE listing standards. VAALCO has since filed its Form 10-K on April 6, 2023 and is now current on its filings.

About VAALCO

VAALCO, founded in 1985 and incorporated under the laws of Delaware, is a Houston, USA based, independent energy company with production, development and exploration assets in Africa and Canada.

Following its business combination with TransGlobe in October 2022, VAALCO owns a diverse portfolio of operated production, development and exploration assets across Gabon, Egypt, Equatorial Guinea and Canada.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Jon Krinks	VAALCO@buchanan.uk.com